SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 23, 2005
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 443 — 6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 23, 2005, Flowserve Corporation, a New York corporation (the “Company”), effectively entered into an Amendment and Waiver (the “Amendment”) to that certain credit agreement, dated as of August 12, 2005 (the “Credit Agreement”), with Bank of America, N.A., as Swingline Lender, Administrative Agent and Collateral Agent, and the financial institutions from time to time party thereto (collectively, the “Lenders”).
     The Amendment, among other things:
•	extends the deadline for the Company to deliver its restated financial statements to the administrative agent and file its Form 10-K with the Securities Exchange Commission for its fiscal year ended 2004, as required by the Credit Agreement, until February 28, 2006;

•	provides for a waiver by the Lenders regarding the requirement for the Company to receive at least 75% cash consideration with respect to the General Services Sale (as such term is defined in the Credit Agreement);

•	permits certain intercompany restructuring transactions of the Company (which could, under the current provisions of the Credit Agreement, be consummated through a sale or merger) to also be consummated by way of contribution; and

•	provides for Issuing Banks (as such term is defined in the Credit Agreement) to be able to issue letters of credit in the form of bank guarantees.
     While the Amendment is nominally dated in its preface as December 20, 2005, the Company did not execute the Amendment and make the required payment to the Lenders thereunder until December 23, 2005, both of which were conditions precedent for the “Effective Date” of the Amendment.
     The above discussion of the Amendment is a summary description of certain amendments and waivers to the Credit Agreement and is qualified in its entirety by the terms and conditions of the Amendment. For complete descriptions of the terms and conditions summarized in this report, reference is made to the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
     On December 29, 2005, the Company issued a press release announcing it anticipates strong fourth quarter 2005 bookings and cash flows. The Company expects its fourth quarter 2005 bookings will be up 10 to 15 percent compared with the fourth quarter of 2004.
     The Company also confirmed that it had resolved the tax issues related to the previously announced IRS audit of its 1999 through 2001 tax returns with little cash impact to the Company.
     The Company also stated that it expects to complete the restatement of its financial statements for 2002 and 2003 and the preparation of its 2004 financial statements and its Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”) during January 2006.
     Subject to completion of the remaining tax provision work, the Company believes that the cumulative reduction in net income arising from the restatement will be around $30 million, including the impact of charges arising before 2000.
     As part of its work to complete the 2004 Form 10-K, the Company has been finalizing its assessments of its material weaknesses in internal controls as of December 31, 2004. In addition to, or as clarifications of, those previously announced, the Company has identified material weaknesses in the following areas: non-U.S. pension accounting, period-end financial close and reporting, inventory management, derivatives, control environment, accounts receivable and related factoring and securitization, accounting for mergers and acquisitions, investments in unconsolidated subsidiaries, intangibles and various accrued liabilities.
     The press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     The New York Stock Exchange (“NYSE”) notified the Company on December 23, 2005 of its consent to extend its deadline until March 31, 2006, for the Company to file its 2004 Form 10-K with the SEC. The NYSE also noted in its consent to extend the 2004 Form 10-K filing date to March 31, 2006, that the NYSE would continue to monitor the Company’s progress on other delayed filings as part of the its continued listing assessment and would maintain the “LF” indicator on the Company’s securities and include the Company on the “late filer” list on nyse.com until such time as the Company becomes current with all of its periodic SEC filings. As discussed above, the Company expects to complete the preparation of its 2004 financial statements and its 2004 Form 10-K during January 2006. The NYSE also noted in its consent, that in the event that the Company does not complete its 2004 Form 10-K filing with the SEC by March 31, 2006, the NYSE will move forward with the initiation of suspension and delisting procedures.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description

10.1	Amendment and Waiver, dated December 20, 2005 and effective December 23, 2005, to that certain Credit Agreement, dated as of August 12, 2005, among the Company, the financial institutions from time to time party thereto, and Bank of America, N.A., as Swingline Lender, Administrative Agent and Collateral Agent.

99.1	Press Release issued by the Company on December 29, 2005 furnished pursuant to Item 2.02 of this Form 8-K.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

Date: December 30, 2005

Exhibit Index

Exhibit
Number	Description

10.1	Amendment and Waiver, dated December 20, 2005 and effective December 23, 2005, to that certain Credit Agreement, dated as of August 12, 2005, among the Company, the financial institutions from time to time party thereto, and Bank of America, N.A., as Swingline Lender, Administrative Agent and Collateral Agent.

99.1	Press Release issued by the Company on December 29, 2005 furnished pursuant to Item 2.02 of this Form 8-K.